                                                                   EXHIBIT 10.12


                           ASSET PURCHASE AGREEMENT

                                  dated as of

                                 March 1, 1995

                                  by and among

                      PARAMETRIC TECHNOLOGY CORPORATION,
                          PTC ACQUISITION CORPORATION

                                      and

                              EVANS & SUTHERLAND
                             COMPUTER CORPORATION

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01 Definitions  .........................................



                                   ARTICLE II
                               PURCHASE AND SALE

SECTION 2.01 Purchase and Sale .....................................
        2.02  Excluded Assets
        2.03  Assumption of Liabilities ............................
        2.04  Excluded Liabilities .................................
        2.05  Assignment of Contracts and Rights ...................
        2.06  Purchase Price .......................................
        2.07  Closing ..............................................
        2.08  Purchase Price Adjustment ............................

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

SECTION 3.01  Corporate Existence and Power ........................
        3.02  Corporate Authorization ..............................
        3.03  Govermental Authorization ............................
        3.04  Non-Contravention ....................................
        3.05  Required Consents ....................................
        3.06  Finacial Statements ..................................
        3.07  Absence of Certain Changes ...........................
        3.08  Properties ...........................................
        3.09  Sufficiency of Purchased Assets ......................
        3.10  Title to Purchased Assets ............................
        3.11  No Undisclosed Material Liabilities ..................
        3.12  Litigation ...........................................
        3.13  Material Contracts ...................................
        3.14  Licenses and Permits .................................
        3.15  Insurance ............................................
        3.16  Compliance with Laws .................................
        3.17  Proprietary Right ....................................
        3.18  Employees ............................................
        3.19  Warranty or Other Claims .............................

        3.20  Finders' Fees ........................................
        3.21  Environmental Compliance .............................
        3.22  Interested Party Transactions ........................
        3.23  Accounts Receivable ..................................
        3.24  Representations ......................................
        3.25  Subsidiaries .........................................

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                   OF BUYER

SECTION 4.01  Organization and Existence ...........................
        4.02  Corporate Authorization ..............................
        4.03  Governmental Authorization ...........................
        4.04  Non-Contravention ....................................
        4.05  Finders' Fees ........................................
        4.06  Litigation ...........................................
        4.07  Required Consents ....................................
        4.08  Representations ......................................

                                   ARTICLE V
                              COVENANTS OF SELLER

SECTION 5.01  Conduct of the Business ..............................
        5.02  Access to Information ................................
        5.03  Notices of Certain Events ............................
        5.04  Noncompetition .......................................
        5.05  Confidentiality ......................................
        5.06  Trademarks; Trade names ..............................
        5.07  No Negotiation with Third Parties ....................
        5.08  Continuation of Certain Services and MIS Support .....
        5.09  Transfer of Purchased Assets by Subsidiaries .........
        5.10  Seller's Guaranty of Subsidiaries' Performance .......
        5.11  Certain Consents .....................................

                                   ARTICLE VI
                              COVENANTS OF BUYER

SECTION 6.01 Confidentiality .......................................
        6.02 Noncompetition ........................................
        6.03 Hired Employees' Vacation Pay .........................

                                  ARTICLE VII
                               MUTUAL COVENANTS

SECTION 7.01 Best Efforts; Further Assurances ......................
        7.02 Certain Filings .......................................
        7.03 Public Announcements ..................................

                                 ARTICLE VIII
                                  TAX MATTERS

SECTION 8.01 Tax Definitions .......................................
        8.02 Tax Matters  ..........................................
        8.03 Tax Cooperation Allocation of Taxes ...................

                                  ARTICLE IX
                               EMPLOYEE BENEFITS

SECTION 9.01 Employee Benefits Definitions .........................
        9.02 ERISA Representation
        9.03 Employees and Consultants .............................
        9.04 Seller's Employee Benefit Plans .......................
        9.05 No Third Party Beneficiaries ..........................

                                   ARTICLE X
                             CONDITIONS TO CLOSING

SECTION 10.01 Conditions to the Obligations of Each Party ..........
        10.02 Conditions to Obligations of Buyer ...................
        10.03 Conditions to Obligations of Seller ..................

                                  ARTICLE XI
                           SURVIVAL INDEMNIFICATION

SECTION 11.01 Survival .............................................
        11.02 Indemnification ......................................
        11.03 Limitations on Liabilities ...........................
        11.04 Procedures; No Waiver ................................

                                  ARTICLE XII
                                  TERMINATION

SECTION 12.01 Grounds for Termination ..............................
        12.02 Effect of Termination ................................

                                  ARTICLE III
                                 MISCELLANEOUS

SECTION 13.01 Notices
        13.02  Amendments; No Waivers ..............................
        13.03  Expenses ............................................
        13.04  Successors and Assigns ..............................
        13.05  Governing Law .......................................
        13.06  Counterparts; Effectiveness .........................
        13.07  Entire Agreement ....................................
        13.08  Captions ............................................
        13.09  Legal Proceedings ...................................
        13.10  No Participating or Joint Venture ...................

     Exhibit A -- Purchased Assets
     Exhibit B -- Patent Assignment and Grant-Back License Agreement Exhibit C -- Patent License Agreement
     Exhibit D -- Form of Assumption Agreement
     Exhibit E -- Form of Bill of Sale

     Schedule I   Hired Employees

                           ASSET PURCHASE AGREEMENT

    AGREEMENT dated as of March 1, 1995 by and among Parametric Technology Corporation ("Parent"), a Massachusetts corporation, and PTC Acquisition Corporation ("Buyer"), a Massachusetts corporation wholly-owned by Parent, and Evans & Sutherland Computer Corporation, a Utah corporation ("Seller").

                             W I T N E S S E T H:

    WHEREAS, Seller is engaged through its "Design Software Division" in the development, design, manufacture, sale, service, support, marketing and update and enhancements of computer graphics design software for the CAD/CAM systems market (collectively, the "Business");

    WHEREAS, Buyer desires to acquire substantially all of the assets of the Business from Seller, and Seller desires to sell such assets to Buyer, upon the terms and subject to conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herin contained, the Parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01. Definitions

(a)    The following terms, as used herein, have the following meanings:

    "Affliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person,

    "Ancillary Agreement" means the Assignment and Assumption Agreement, Bill of Sale, Patent Assignment and Grant-Back License Agreement in substantially the form attached as Exhibit B hereto, Patent License Agreement in substantially the form attached as Exhibit C hereto, Transition and Services Agreement and Lease.

    "Assigned Contracts" means the contracts and agreements relating
     ------------------
to the Business which are listed or described on Exhibit A hereto.

    "Balance Sheet" means the unaudited balance sheet of the Business as of February 3, 1995 found in Schedule 3.06 (a) of the Disclosure Schedule.

    "Balance Sheet Date" means February 3, 1995.

    "Business", as defined above, shall mean and include the Business as conducted as a division of Seller and its Subsidiaries prior to the Closing.

     "Buyer" means PTC Acquisition Corporation; and as used herein such term
      -----
shall be deemed to include jointly and severally with PTC Acquisition Corporation, unless expressly provided to the contrary, the Parent; except
                                                                    ------
that Article IV shall make explicit reference to both Buyer and Parent.

     "Closing Date" means the date of the Closing.
      ------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Key Customers" means the customers Seller whose contracts with Seller are
      -------------
identified in Item 4 of Schedule 3.05 of the Disclosure Schedule and Items 2, 10, 11, 12, 18, 20, 23, 29, 33, 34 and 35 of Schedule 3.17(e) of the Disclosure
Schedule.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
charge, security interest (other than purchase money security interests arising in the ordinary course of business), restriction or encumbrance of any kind in respect of such asset.

     "Material Adverse Effect" means a material adverse effect on the business,
      -----------------------
assets, condition (financial or otherwise) or results of operations of the Business.

     "Parties" means Parent, Buyer and Seller; "Party" means Parent, Buyer or
      -------                                   -----
Seller.

     "Person" means an individual, corporation, partnership, association, trust
      ------
or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Proprietary Rights" means all proprietary rights listed on Schedule 3.17
      ------------------
of the Disclosure Schedule or Exhibit A hereto.
                              ---------
     "Retained Technology" means all Proprietary Rights owned or licensed by
      -------------------
Seller or any Affiliate of Seller (and all future changes in respect thereof), or which they or any of them have any right to use, that are used in the Business but are not included among the Purchased Assets.

     "Seller" means Evans & Sutherland Computer Corporation.
      ------
     (b) Each of the following terms is defined in the Section set forth opposite such term:

     Term                               Section
     ----                               -------

     Accounting Referee                 2.08
     Apportioned Obligations            8.08
     Assumed Liabilities                2.03

                  Base Net Worth                     2.08
                  Basket                             11.03
                  Business                           Preamble
                  Buyer Health Plan                  9.04
                  Closing                            2.07
                  Closing Balance Sheet              2.08
                  Closing Net Worth                  2.08
                  Code                               8.01
                  Contract Rights                    2.01
                  Conveyance Documents               2.07
                  Disclosure Schedule                Article III
                  Employee Plans                     9.01
                  Environmental Laws                 3.21
                  Environmental Liabilities          3.21
                  ERISA                              9.01
                  ERISA Affiliate                    9.01
                  Exchange                           6.04
                  Excluded Liabilities               2.04
                  Final Net Worth                    2.06
                  GAAP                               3.06
                  Hazardous Substance                3.21
                  Hired Consultant                   9.03
                  Hired Employee                     9.03
                  Indemnified Party                  11.04
                  lndemnifying Party                 11.04
                  Lease                              5.08
                  Loss                               11.02
                  Multiemployer Plan                 9.01
                  Non-Covered Employees              9.04
                  Permits                            3.14
                  Post-Closing Tax Period            8.01
                  Pre-Closlng Tax Period             8.01
                  Purchased Assets                   2.01
                  Purchased Price                    2.06
                  Release                            3.21
                  Required Consent                   3.05
                  Seller Tradenames                  5.06
                  Subsidiaries                       3.25
                  Subsidiary Agreements              5.10
                  Tax                                8.01
                  Vacation Payout Amount             2.03

                                   ARTICLE II

                               PURCHASE AND SALE

                  2.01. Purchase and Sale. Upon the terms and subject to the
                        -----------------
        conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, to Buyer at Closing, free and clear of all Liens, except to the extent such Lien constitutes an Assumed Liability, all of the assets, properties and business, other than the Excluded Assets. of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, used or held for use in the conduct of the Business by Seller or any Affiliate of Seller as the same shall exist on the Closing Date (the "Purchased Assets") as specified and listed in Exhibit A hereto, and including, without limitation the following assets:

                        (i) all rights under all Assigned Contracts
                (collectively, the "Contract Rights");
                                    ---------------
                        (ii) al1 rights, claims, credits, causes of action or
                rights of set-off against third parties relating to the Purchased Assets or the Business, including without limitation, unliquidated rights under any manufacturers' and vendors' warranties;

                        (iii) the obligations that Seller is required to perform
                for customers with respect to the customer deposits deducted from the Purchase Price pursuant to Section 2,06(a): and

                        (iv) all goodwill associated with the Business and the
                Purchased Assets.

                2.02.   Excluded Assets. Buyer expressly understands and agrees
                        ---------------
        that the following shall be excluded from the Purchased Assets: (a) all of Seller's contracts that are not Assigned Contracts, (b) work-in-process dedicated solely to such contracts, (c) the Retained Technology,
        (d) Seller's accounting software and support, (e) a telephone system and
        (f) Seller's servers connected to the Internet (the "Excluded Assets");
                                                             ---------------
        provided that Buyer shall have received a license to use such retained Technology pursuant to the Patent License Agreement and the right to use the Excluded Assets described in (d), (e) and (f) pursuant to the transition and services agreement described in Section 5.09.

                2.03.   Assumption of Liabilities. Except as otherwise provided
                        -------------------------
        in Section 2.04, and upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the time of Closing, to assume the following liabilities of the Business (the "Assumed
                                                               -------
        Liabilities"):
        -----------
                        (i) all liabilities accrued on the Balance Sheet, but only to the extent so accrued;

                        (ii) all liabilities arising out of or relating primarily to the Business, and incurred in the ordinary course of Business since the Balance Sheet Date, but only to the extent listed on the Closing Balance Sheet or Section 2.03 of the Disclosure Schedule;
                                     ------------
                        (iii) all liabilities and obligations of Seller arising under the Assigned Contracts (other than liabilities or obligations attributable to any failure by Seller to comply with the terms thereof);

                        (iv) all warranty claims, expenses or obligations, whether existing, contingent or inchoate, of Seller in respect of products sold or services rendered by the Business through the Closing Date, but only to the extent of the reserve therefor shown on the Balance Sheet:

                (v) Seller's obligation to provide accrued but unused vacation time as of the Closing Date to the Hired Employees, the cash value of which (the "Vacation Payout Amount") is to be certified by Seller in writing on the Closing Date, and is payable by Buyer within 30 days of the Closing Date;

                (vi) Seller's obligation to provide accumulated sick leave of the Hired Employees, but only a maximum of ten (10) days with respect to each Hired Employee; and

                (vii) Seller's obligation to provide severance pay with respect to employees not listed on Schedule I.

                2.04. Excluded Liabilities. Notwithstanding any provision in
                      --------------------
        this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller, its Subsidiaries or any Affiliate of Seller or its Subsidiaries (or any predecessor owner of all or part of its business and assets) of whatever nature whether presently in existence or arising or asserted hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller and its Subsidiaries (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Without
                                         --------------------
        limiting the foregoing, all of the following shall be Excluded Liabilities for the purposes of this Agreement:

                (i) except to the extent of the reserve therefor on the Balance Sheet, any obligation or liability for Tax arising from or with respect to the Purchased Assets or the operation of the Business which is incurred in or attributable to any Pre-Closing Tax Period;

                (ii) except to the extent provided in Article IX and Section 2.03(v), any liabilities or obligations relating to employee benefits or compensation arrangements existing as of the end of the day on the day preceding the Closing Date, including, without limitation, (A) any liabilities or obligations under any of Seller's employee benefit agreements, plans or other arrangements listed on Schedule 3.18(b) of the Disclosure Schedule and (B) any obligations arising out of Seller's termination of the employment or consultancy of any Hired Employee or Hired Consultant;

                (iii) any Environmental Liability;

                (iv) any liability or obligation relating to an Excluded Asset; and

                (v) except as otherwise provided in Section 2.03, any liability or obligation relating to product returns or allowances, any liability or obligation with respect to any and all products sold by Seller before the Closing, and any liability or obligation relating to damages claimed and established by customers of the Business arising out of or based upon actions or omissions of Seller prior to the Closing.

                2.05.   Assignment of Contracts and Rights. Anything in this
                        ----------------------------------
        Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer or Seller thereunder. Seller and Buyer will use their best efforts (but without any payment of money by Seller or Buyer) to obtain the consent of the other Parties to any such Purchased Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all rights of Seller against a third party thereto.
Seller will promptly pay to Buyer when received all monies received by Seller under any Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

        2.06.   Purchase Price.
                --------------

        (a) The purchase price for the Purchased Assets (the "Purchase Price")
                                                              --------------
is (i) $34,500,000 in cash, less (A) fifty percent (50%) of the Vacation Payout Amount, (B) the aggregate amount of the customer deposits reflected on the Closing Balance Sheet, and (C) the out-of-pocket fees and expenses incurred by Buyer, including without limitation legal fees and expenses up to a maximum of $5,000, in connection with the Subsidiary Agreements, with the Purchase Price being subject to adjustment as provided in Section 2.08, and (ii) the assumption of the Assumed Liabilities. The Purchase Price shall be paid as provided in
Section 2.07.

        2.07. Closing. The closing (the "Closing") of the purchase and sale of
              -------                    -------
the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Testa, Hurwitz & Thibeault in Boston, Massachusetts as soon as possible, but in no event later than 5 business days after satisfaction of the conditions set forth in Article X, or at such other time or place as Buyer and Seller may agree. At the Closing,

        (a) Buyer shall Pay the Purchase Price by a wire transfer of same day funds to an account designated by Seller.

        (b) Seller and Buyer shall enter into an Assumption Agreement substantially in the form attached hereto as Exhibit D and a Bill of Sale
                                             ---------
substantially in the form attached hereto as Exhibit E, and Seller shall deliver
                                             ---------
to Buyer such deeds, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (the "Conveyance Documents")
                                                          --------------------
as the Parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

        (c) Seller and Buyer shall enter into the Ancillary Agreements to be entered into at Closing.

        (d) Without prejudice to Buyer's rights under Section 10.02, Seller shall deliver to Buyer revisions to the Disclosure Schedule updating the information shown thereon to the Closing Date.

        (e) Seller and Buyer shall also execute and deliver all such instruments, documents and certificates as may be reasonably requested by the other Party that are necessary, appropriate or desirable for the consummation at the Closing of the transactions contemplated by this Agreement.

        2.08.   Purchase Price Adjustment.
                -------------------------

        (a) Subsidiary Agreements. The Purchase Price will be reduced by the
            ---------------------
amount of the aggregate purchase price set forth in the Subsidiary Agreements.

        (b) General. As an adjustment to the Purchase Price, Seller agrees to
            -------
pay Buyer the amount, if any, by which Base Net Worth exceeds Final Net Worth and Buyer agrees to pay Seller the amount, if any, by which Final Net Worth exceeds Base Net Worth; provided that no such amount shall be payable unless the difference between Base Net Worth and Final Net Worth is greater than $200,000.

        (c) Definitions. The following terms, as used herein, have the
            -----------
following meanings:

        "Base Net Worth" means $1,217,694, which amount represents the accounts
         --------------
receivable on the Balance Sheet less the accounts payable on the Balance Sheet.

        "Closing Balance Sheet" means a balance sheet for the Business as of the
         ---------------------
Closing Date that (x) fairly presents the financial position of the Business as at the close of business on the date immediately preceding the Closing Date on a basis consistent with the presentation in the Balance Sheet, (y) includes line items substantially consistent with those used in the preparation of the Balance Sheet and (z) is prepared in accordance with the Seller's accounting convention for intra-company operations, consistently applied, and with respect to accounts receivable and payables, in accordance with GAAP as if the Business were a stand-alone business. In the event of a conflict between the accounting policies and procedures used in the preparation of the Balance Sheet and GAAP, GAAP shall prevail.

        "Closing Net Worth" means the accounts receivable of the Business as of
         -----------------
the close of business on the Closing Date determined in accordance with GAAP applied a basis consistent with those used in the preparation of the Closing Balance Sheet, less the accounts payable of the Business as of the close of business on the Closing Date determined in accordance with GAAP applied on a basis consistent with those used in the preparation of the Closing Balance Sheet.

        "Final Net Worth" means Closing Net Worth (i) as shown in Seller's
         ---------------
calculation delivered pursuant to Section 2.08(d) if no notice of disagreement with respect thereto is delivered by Buyer pursuant to Section 2.08(e) or (ii) if such a notice of disagreement is delivered, as resolved by the Parties pursuant to Section 2.08(f).

        (d) Preparation of Closing Balance Sheet. As promptly as practicable
            ------------------------------------
after the Closing Date, Seller will cause the Closing Balance Sheet to be prepared. As promptly as practicable, but no later than 45 days after the Closing Date, Seller will cause the Closing Balance Sheet to be delivered to Buyer.

        (e)     Disagreement by Buyer. If Buyer disagrees with Seller's
                ---------------------
calculation of Closing Net Worth, Buyer may, within 20 days after delivery of the documents referred to in Section 2.08(d), deliver a notice to Seller disagreeing with such calculation and setting forth Buyer's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Buyer disagrees, and Buyer shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculation of Closing Net Worth delivered by Seller pursuant to Section 2.08(d). Seller shall provide Buyer reasonable access to Seller's working papers relating to the Closing Net Worth calculation.

        (f)     Dispute Resolution. If a notice of disagreement shall have been
                ------------------
delivered by Buyer pursuant to Section 2.08(e), the Parties shall, during the 20 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine the amount of Final Net Worth. If the Parties do not reach agreement within that period, they shall attempt to reach agreement on the matter in accordance with the provisions of Section
13.09. If the Parties do not reach agreement pursuant to Section 13.09, they shall promptly thereafter cause a firm of independent nationally recognized accountants mutually acceptable to Buyer and Seller (the "Accounting Referee) promptly to review this Agreement and the disputed items or amounts for the purpose of calculating Final Net Worth as to which Buyer has disagreed. The Accounting Referee shall deliver to Parent and Seller, as promptly as practicable, a written report setting forth such calculation. Such report shall be final and binding upon the Parties. The cost of such review and report shall be borne (i) by Parent if Seller's calculation of Closing Net Worth is closer to Final Net Worth than Parent's calculation thereof, (ii) by Seller if the reverse is true, and (iii) otherwise equally by Parent and Seller.

        (g)     Corporation. The Parties agree that they will, and agree to
                -----------
cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculation Of Closing Net Worth referred to in this Section 2.08, including, without limitation the marking available to the extent necessary of books, records, work papers and personnel.

        (h)     Time of Payment. Any payment pursuant to this Section 2,08
                ---------------
shall be made at a mutually convenient time and place (i) within 30 days after Seller's delivery of the documents referred to in Section 2.08(d) if no notice of disagreement with respect to Closing Net Worth is delivered by Seller or (ii) if a notice of disagreement with respect to Closing Net Worth is so delivered then within 10 days after the earlier of (A) agreement of Parent and Seller pursuant to Section 2.08(d) or (f) with respect to Closing Net Worth, or (B) delivery of the calculation of Closing Net Worth by the Accounting Referee pursuant to Section 2.08(f).

        (i)     Method of Payment. Any payments pursuant to this Section 2.08
                -----------------
shall be made by delivery by Seller, or Buyer, as the case may be, of a wire transfer of same day funds to Buyer or Seller, as the case may be, or by causing such payments to be credited to such account of Seller or Buyer as may be designated by Seller or Buyer. The amount of any payment to be made pursuant to this Section 2.08 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate publicly announced from time to time by the First National Bank of Boston as its Base Rate in Boston, Massachusetts in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated dally on the basis of a year of 365 days and the actual number of days for which due.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to Buyer that, except as set forth on the Disclosure Schedule attached hereto (the "Disclosure Schedule"):
                                                 -------------------
        3.01.   Corporate Existence and Power. Seller is & corporation duly
                -----------------------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary.

        3.02.   Corporate Authorization. The execution, delivery and performance
                -----------------------
by Seller of this Agreement and each of the Ancillary Agreements, and the consummation by Seller of the transactions contemplated hereby and thereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and each of the Ancillary Agreements constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar, laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the "Bankruptcy
                                                             ----------
Exception").
- ---------

        3.03    Governmental Authorization. The execution, delivery and
                --------------------------
performance by Seller of this Agreement and each of the Ancillary Agreements do not require any action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable requirements of the HSR Act.

        3.04.   Non-Contravention. The execution, delivery and performance by
                -----------------
Seller of this Agreement and each of the Ancillary Agreements do not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller,
(ii) assuming compliance with the HSR Act, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Seller, the Purchased Assets or the Business, (iii) assuming the receipt of all Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit relating to any of the Purchased Assets or the Business to which Seller is entitled under any provision of any agreement, contract or other instrument binding upon Seller or by which any of the Purchased Assets is or may be bound or any Permit or (iv) result in the creation or imposition of any Lien on any Purchased Asset.

        3.05    Required Consents. To Seller's best knowledge, Schedule 3.05 of
                -----------------
the Disclosure Schedule sets forth each agreement, contract or other instrument binding upon Seller or any Permit, in each case relating to the Business and requiring a consent as a result of the execution, delivery and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby (each such consent, a "Required Consent").
                               ----------------

        3.06.   Financial Statements. The Balance Sheet set forth in Schedule
                --------------------
3.06(a) of the Disclosure Schedule fairly presents the financial position of the Business (including the Subsidiaries) as of the Balance Sheet Date. Such Balance Sheet was prepared in accordance with the Seller's accounting convention for intra-company operations, consistently applied, and with respect to receivables, payables and accruals, the Balance Sheet is accounted for in accordance with United States generally accepted accounting principles ("GAAP") as if the Business were a stand-alone business. During the twelve-month periods ended December 3l, 1993 and December 31, 1994, the Business had revenues of $6,000,056 and $8,215,000, respectively, which revenues have been determined in accordance with the Seller's accounting convention for intra-company operations, consistently applied, and with respect to accounts receivable and payables, in accordance with GAAP as if the Business were a stand-alone business. Set forth in Schedule 3.06(b) of the Disclosure Schedule is a list of the customers of the Business and the amount of revenues attributable to such customers during such 1993 and 1994 periods.

        3.07.   Absence of Certain Changes. Since the Balance Sheet Date, Seller
                --------------------------
has conducted the Business in the ordinary course consistent with past practices, and there has not been:

        (a) any material adverse change with respect to the Purchased Assets or the Business or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a material adverse change, other than any such change that results from any current customer of Seller limiting or terminating its purchases from Seller as a result of the transactions contemplated herein;

        (b) any incurrence, assumption or guarantee by Seller of any indebtedness for borrowed money with respect to the Business, except for purchase money security interests incurred in the ordinary course of business and involving property or assets with an aggregate value of no more than $50,000;

        (c) any creation or other incurrence of any Lien on any Purchased Asset, except for purchase money security interests incurred in the ordinary course of business and involving property or assets with an aggregate value of no more than $50,000;

        (d) any damage, destruction or other casualty loss (whether or not covered by insurance), with an aggregate value in excess of $50,000, affecting the Business or any Purchased Asset;

        (e) except with Parent's prior written consent, any material transaction, contract, agreement or other instrument entered into, or commitment made, by Seller relating to the Business or any Purchased Asset (including the acquisition or disposition of any assets other than sales of inventory in the normal course of business) or any relinquishment by Seller of any material contract or other material right;

        (f) any change in any method of accounting or accounting practice by Seller with respect to the Business;

        (g) any (i) grant of any severance or termination pay to any Hired Employee, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any Hired Employee, (iii) increase in benefits payable under existing severance or termination pay policies or employment agreements with respect to any Hired Employee or (iv) increase in compensation, bonus or other benefits payable to any Hired Employee;

        (h) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such Employees; or

        (i) any adoption or amendment of any employee benefit plan which changes any benefit accruing or provided to any of the Hired Employees.

        3.08.   Properties.
                ----------

        (a) Schedule 3.08(a) of the Disclosure Schedule describes in reasonable detail all personal property with a value of $1,000 or more used in the Business and included in the Purchased Assets, including but not limited to machinery, equipment, furniture, vehicles, and other trade fixtures and fixed assets, and any Liens thereon, specifying in the case of leases or subleases which are listed on Schedule 3.08(b) of the Disclosure Schedule, the name of the lessor or sublessor, the lease term and basic annual rent.

        (b)     (i)     The Seller has good, valid and indefeasible title to,
all Purchased Assets (whether real, personal, tangible or intangile) reflected on the Balance Sheet or acquired after the Balance Sheet Date.

                (ii) All leases of personal property used in the Business are in good standing and are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease of personal property any default by Seller or, to Seller's knowledge, by any other Party, or any event that, with notice or lapse of time or both, would constitute a default by Seller or, to Seller's knowledge, any other Party.

                (iii) The machinery and equipment included in the Purchased Assets are in good operating condition and repair (reasonable wear and tear excepted) and, to the extent Seller is responsible for the maintenance thereof, have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted).

        (c) No Purchase Asset is subject to any Lien or to any ownership or economic interest of any other Person.

        (d) There are no facts known to Seller which would have a Material Adverse Effect.

        3.09.   Sufficiency of Purchased Assets. The Purchased Assets and the
                -------------------------------
rights granted to Buyer in the Retained Technology constitute, and on the Closing Date will constitute, all of the assets or property used or held for use in the Business and required for the full and uninterrupted operation of the Business as currently conducted, other than Excluded Assets.

        3.10.   Title to Purchased Assets. Upon consummation of the transactions
                -------------------------
contemplated hereby, Buyer will have acquired good and valid title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens and free and clear of any interest of any third parties.

        3.11.   No Undisclosed Liabilities. There are no liabilities of the
                --------------------------
Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

                (i) liabilities disclosed or provided for in accordance with the Seller's accounting convention for intra-company operations, consistently applied, and with respect to accounts receivable and payables, in accordance with GAAP as if the Business were a stand-alone business in the Balance Sheet;

                (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate do not exceed $50,000; and

                (iii)  liabilities disclosed in the Disclosure Schedule.

        3.12.   Litigation. There is no action, suit, investigation or
                ----------
proceeding pending or, to the knowledge of Seller, threatened against the Business or any Purchased Asset before any court or arbitrator or any governmental body, agency or official, or any action, suit, investigation or proceeding that in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby.

        3.13.   Material Contracts.
                ------------------

        (a) With respect to the Business, Seller is not a Party to or subject to:

                (i) any lease or related series of leases providing for annual rental of $10,000 or more in the aggregate;

                (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for payments by Seller of, or pursuant to which the Seller has incurred in the aggregate, $10,000 or more;

                (iii) any sales, distribution or other similar agreement providing for the sale by Seller of materials, supplies, goods, services, equipment or other assets that provides for payments to Seller of, or pursuant to which Seller and its Subsidiaries received in the aggregate, $10,000 or more;

                (iv) any partnership, joint venture or other similar contract arrangement or agreement;

                (v) any contract relating to Indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by an asset), except contracts relating to indebtedness incurred in the ordinary Course of business in an amount not exceeding $10,000;

                (vi) any license agreement or franchise agreement, other than software product licensees in the ordinary course of business described in Section 3.17(e);

                (vii) any agency, dealer, distributor, sales or marketing representative or other similar agreement;

                (viii) any agreement, contract or commitment that limits the freedom of the Business to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset or that would so limit or purport to limit the freedom of the Buyer after the Closing Date; or

                (ix) any other agreement, contract or commitment not made in the ordinary course of business.

        (b) Each Assigned Contract is a valid and binding agreement of Seller and is in full force and effect, and Seller nor, to Seller's knowledge, any other Party thereto, is in default under the terms of any such Contract, nor has any event or circumstances occurred that, with notice or lapse of time or both, would constitute any event of default thereunder with respect to Seller or, to Seller's knowledge, any other Party thereto.

        3.14.   Licenses and Permits. Schedule 3.14 of the Disclosure Schedule
                --------------------
correctly describes each license, franchise, permit or other similar authorization required by any federal, state or local authority or governmental agency to be maintained in connection with the Business, together with the name of the government agency or entity issuing such license or permit (the "Permits"). Such Permits are valid and in full force and effect and are
 -------
transferable by Seller and will not be terminated or impaired or become terminable as a result of the transaction contemplated hereby. Upon consummation of such transactions, Buyer will have all right, title and interest in all the Permits.

        3.15.   Insurance. Seller has furnished to Buyer a list on Schedule
                ---------
3.15 of the Disclosure Schedule of, and true and complete copies of all insurance policy and fidelity bonds covering the Purchased Assets, the Business and operations of the Business and its employees, if any.

        3.16.   Compliance with Laws. Seller are not in violation of, and to
                --------------------
Seller's knowledge is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation, or judgment, order or decree (other than any Environmental Law) entered by any court, arbitrator or governmental authority, domestic or foreign, applicable to any of the Purchased Assets or the conduct of the Business.

        3.17.   Proprietary Rights.
                ------------------

        (a) Schedule 3.17 of the Disclosure Schedule sets forth a list of all Proprietary Rights used or held for use in the Business, specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the owner or owners of such Proprietary Right; (iii) all Persons other than Seller who have an ownership or economic interest in such Proprietary Right; (iv) the jurisdictions by or in which such Proprietary Right is recognized without regard to registration or has been issued or registered or in which an application for such issuance of registration has been filed, including the respective registration or application numbers; and (v) licenses, sublicenses and other agreements as to which Seller or any of its Affiliates a Party and pursuant to which any Person is authorized to use such Proprietary Right (other than software product licenses in the ordinary course of business described in
Section 3.17(e) below), including the identity of all Parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

        (b) Seller owns, or is licensed to use, all Proprietary Rights. Seller is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens or other interests), the Proprietary Rights, and has sole and exclusive rights (and is not contractually obligated to pay any comparison to any third party in respect thereof) to the use thereof and the material covered thereby in connection with the Services or products in respect of which proprietary right are being used. No claims with respect to the Proprietary Rights have been asserted or, to the knowledge of Seller, are threatened by any person (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Seller in connection with the Business infringes on any copyright, patent, trademark, service mark or trade secret of any third party, (ii) against the use by Seller of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Business as currently conducted or as proposed to be conducted by Seller, (iii) challenging the ownership, validity or effectiveness of any of the Proprietary Rights, or (iv) that any Person other than the Seller has any ownership or economic interest in any of the Proprietary Rights. All trademarks, service marks and copyrights held by Seller and which relate to Business are valid and subsisting in the jurisdictions in which they are registered. To the knowledge of Seller, there is no unauthorized use, infringement or misappropriation of any of the Proprietary Rights which in any way affects the Business by any third party, including any employee or former employee of the Business. In connection with Seller's conduct of the business, there is not any infringement liability (choate or inchoate) with respect to, or infringement or violation by, Seller of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another Person. No Proprietary Right or product of the Business is subject to any outstanding order, judgment decree, stipulation or agreement restricting in any manner the sale or licensing thereof by Seller. There is no outstanding order, judgment decree or stipulation binding on the Business of Seller, and Seller is not a Party to or bound by any agreement restricting the sale or license of the products of the Business. Seller has not entered into any agreement to indemnify any other Person against any charge of infringement of any of the Proprietary Rights. Each current and former employee of or consultant to Seller relating to the Business has signed a proprietary information agreement substantially in Seller's standard form as certified by Seller and delivered to Buyer.

      (c) There is not, nor has there been at any time during the past three years, pending or, to the knowledge of Seller, threatened any action, suit, investigation or proceeding (or any basis therefor) contesting the validity, ownership or right to use, sell or otherwise dispose of any proprietary Right or alleging infringement arising therefrom, nor has Seller learned that any Person is or has been in the past asserting that any ownership, use, license, production, development, manufacture, marketing, distribution, lease, sale or other disposition of any of its products or services by the Business conflicts or will conflict with the rights of any other Person.

      (d) To Seller's best knowledge, none of the former or present employees, consultants, officers or directors of Seller owns, directly or indirectly, or has any other right or interest in, or claim to, in whole or in part, the Business or any of the Proprietary Rights or Purchased Assets.

      (e) Each customer to whom Seller has delivered a copy of any software product containing any Proprietary Rights has executed and delivered to Seller a license agreement for the use thereof. A copy of each such agreement is set forth in Schedule 3.17(e), and a copy of Seller's current form of license agreement is set forth in Item 34 of Schedule 3.17(e) (the "Base License Agreement"). Each such license agreement is in full force and effect according to its terms and, to Seller's knowledge, the licensee thereunder is not in default under the terms of such license agreement nor has any event or circumstance occurred that, with notice or a lapse of time or both, would constitute any event of default thereunder with respect to such licensee.

      (f) Seller has the right to license the Retained Technology to Buyer that is to be licensed to Buyer pursuant to the Patent License Agreement or with respect to the Retained Technology being licensed to Buyer pursuant to the Patent License Agreement. With respect to the Retained Technology, there is not any infringement liability (choate or inchoate) with respect to, or infringement or violation by, Seller of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another Person.

      3.18.  Employees. Schedule 3.18(a) and 3.18(b) of the Disclosure Schedule
             ----------
sets forth a true and complete list of (a) the names, titles, annual salaries and other compensation of all employees of Seller who are engaged in the Business and are to be offered employment by Buyer prior to the Closing and (b) the wage rates for non-salaried employees of the Business (by classification). None of such employees has indicated to the appropriate Person at Seller under Seller's current policies and procedures that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement.

      3.19.  Warranty or Other Claims. There are no existing or, to the
             -------------------------
knowledge of Seller, threatened, claims against Seller for products, parts or services used in the Business which are defective or fail to meet any applicable warranty or other term or provision, except for non-material amounts of product returns in the ordinary course of business. Except as described in the preceding sentence, no claim has been asserted and is currently outstanding against Seller for renegotiation or price redetermination of any business transaction with respect to the Business, nor is there any basis upon which any such claim could be based. The warranty reserve as shown on the Balance Sheet has been established in conformity with GAAP consistent with the conduct of the Business during the prior one-year period.

        3.20.   Finders' Fees. There is no investment banker, broker,
                -------------
finder or other intermediary which is or will be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

        3.21.   Environmental Compliance.
                ------------------------

        (a)     Environmental Definitions. The following terms, as used
                -------------------------
herein, have the following meanings:

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

        "Environmental Laws" means any and all foreign, federal, state and local statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, permits, grants, franchises, licenses, agreements, or governmental restrictions, relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial toxic, radioactive or hazardous substances or wastes or the clean-up or other remediation thereof.

        "Environmental Liabilities" means all liabilities arising in connection
         ------------------------
with or in any way relating to the Purchased Assets or Seller's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under Environmental Laws or arise in connection with any matter disclosed or required to be disclosed in the Disclosure Schedule and (ii) arise from actions occurring or conditions existing before the Closing Date.

        "Hazardous Substance" means any toxic, caustic or otherwise hazardous
         -------------------
substance, including petroleum, its derivatives, by-products and other hydrocarbons, regulated under Environmental Laws.

        "Release" has the meaning specified in 42 U.S.C. (S)9601(22).
         -------

        (b)     Environmental Representations.
                -----------------------------

                (i) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Seller's knowledge, threatened by any governmental or other entity
        (A) with respect to any alleged violation by Seller of any Environmental Law in connection with the conduct of the Business (B) with respect to any alleged failure by Seller to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Business or (C) with respect to any generation, treatment, storage, recycling, transportation or disposal or Release of any hazardous substance generated by the Business or the Purchased Assets.

                (ii)  In connection with the operation of the Business,
        (A) Seller has not handled any Hazardous Substance, other than as a user of such Hazardous Substances, on the property to be leased by Seller to Buyer (the "Leased Property"); (B) no polychlorinated biphenyls or urea formaldehyde is or has been present at the Leased Property; (C) no asbestos is or has been present at the leased Property; (D) there are no underground storage tanks for Hazardous Substances, active or abandoned, at the Leased Property; (E) no Hazardous Substance has been Released at, or under the Leased Property and (F) no Hazardous Substance has been released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under the Leased Property.

                (iii) In connection with the operation of the Business, Seller has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing on the National Priorities List promulgated under CERCLA, or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                (iv) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of Seller with respect to the Business and no property now or previously owned or leased by Seller with respect to the Business is listed or, to Seller's knowledge, proposed for listing, on the National Priorities list promulgated pursuant to CERCLA or on any simar state list of sites requiring investigation or clean-up.

                (v) There are no environmental Liens on any of the Purchased Assets, and no governmental actions have been taken or are in process that could subject any of such Purchased Assets to such Liens. Seller would not be require to place any notice or restriction relating to the presence of Hazardous Substances at any property used in connection with the operation of the Business in any deed to such property.

                (vi) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Seller in relation to the Leased Property in connection with the operation of the Business which have not been delivered to Buyer prior to the date hereof.

        3.22.   Interested Party Transactions. To Seller's knowledge, no
                -----------------------------
officer, director, or Affiliate of the Seller, has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which Seller furnishes or sells, or proposes to furnish or sell, relating to the Purchased Assets or the Business, (ii) any interest in any entity which purchases from or sells or furnishes to the Seller, any goods or services relating to the Purchased Assets or the Business, or (iii) a beneficial interest in any contract or agreement relating to the Purchased Assets or the Business.

        3.23.   Accounts Receivable. Schedule 3.23 of the Disclosure Schedule
                -------------------
sets forth a true and complete list of the accounts receivable of the Business as of the Balance Sheet Date. No receivables on the books of the Business on the Closing Date shall remain uncollected by Buyer, using commercially reasonable collection efforts (but without, among other things, the commencement of legal proceedings for this purpose) on the date ninety (90) days after the Closing Date due to the alleged unsatisfactory or non-performance of Seller of its obligations that gave rise to such receivable.

        3.24.   Representations. No representation or warranty by Seller set
                ---------------
forth in this Agreement, and no statement contained in any exhibit or schedule hereto or any certificate or writing delivered in connection with this Agreement and the transactions contemplated herein contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

        3.25.   Subsidiaries. Schedule 3.25 of the Disclosure Schedule sets
                ------------
forth a complete list of all Affiliates of the Seller that hold any Purchased Assets or that are otherwise engaged in the Business and that are transferring and assigning to Buyer any Purchased Assets (the "Subsidiaries").

        3.26.   Customers. Seller has no knowledge as of the date of this
                ---------
Agreement that any current customer of Seller intends to limit its future purchases in any material respect as a result of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller that:.

        4.01.   Organization and Existence. Each of Parent and Buyer is a
                ---------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all corporate powers and all material Governmental licenses, authorization, consents and approvals required to carry on its business as now conducted.

        4.02.   Corporate Authorization.  The execution, delivery and
                -----------------------
performance by Parent and Buyer of this Agreement and each of the Ancillary Agreements, and the consummation by Parent and Buyer of the transactions contemplated hereby and thereby, are within the corporate powers of Parent and Buyer and have been duly authorized by all necessary corporate action on the part of Parent and Buyer. This Agreement and each of the Ancillary Agreements to which Parent and Buyer are a Party constitute valid and binding agreements of Parent and Buyer, enforceable against them in accordance with their terms, subject to the Bankruptcy Exception.

        4.03.   Governmental Authorization. The execution, delivery and
                --------------------------
performance by Parent and Buyer of this Agreement and each of the Ancillary Agreements require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) compliance with any applicable requirements of the HSR Act and (ii) compliance with any applicable regulatory approvals.

        4.04.   Non-contravention. The execution, delivery and performance by
                -----------------
Buyer and Parent of this Agreement and each of the Ancillary Agreements do not and will not (i) contravene or conflict with the corporate charter or bylaws of Buyer or Parent, (ii) assuming compliance with the HSR Act, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or Parent, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or Parent under any provision of any agreement, contract or other instrument binding upon Buyer or Parent or by which any of their respective properties or assets is or may be bound or (iv) result in the creation or imposition of any lien on any of their respective properties or assets.

        4.05.   Finders' Fees. There is no investment banker, broker, finder
                -------------
or other intermediary that has been retained by or is authorized to act on behalf of Parent or Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.


        4.06.   Litigation. There is no action, suit, investigation or
                ----------
proceeding pending against, or to the knowledge of Parent or Buyer threatened against or affecting, Parent or Buyer before any court or arbitrator or any governmental body, agency or official which in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

        4.07.   Required Consents. Neither the execution, delivery and
                -----------------
performance of this Agreement and the Ancillary Agreements, not the consummation of the transactions contemplated hereby and thereby does or will require on the part of Parent or Buyer any consent under any agreement, contract or other instrument binding upon Parent or Buyer, except for those which the failure to obtain would not have a material adverse effect on either of Parent or Buyer or would materially affect the ability of Parent or Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

        4.08.   Representations. No representation or warranty by Parent and
                ---------------
Buyer set forth in this Agreement, and no statement contained in any exhibit or schedule hereto or any certificate or writing delivered in connection with this Agreement and the transactions herein contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                              COVENANTS OF SELLER

        Seller agrees that:

        5.01.   Conduct of the Business. From the date hereof until the
                -----------------------
Closing Date, Seller shall conduct the Business in the ordinary course consistent with past practice, use its best reasonable efforts to preserve intact the business organization and relationships with third parties of the Business, and to keep available the services of the Persons designated as Hired Employees. Without limiting the generality of the foregoing, from the date hereof until Closing Date, Seller will not, without the prior written consent of
Parent:

        (a) Enter into any commitment or transaction relating to the Business not in the ordinary course of business;

        (b)     Terminate any Hired Employee;

        (c) Transfer to any Person any Proprietary Rights, other than software product licenses in the ordinary course of business pursuant to written, software license agreements;

        (d) Enter into or amend any agreements pursuant to which any other Party is granted exclusive marketing or other rights of any type or scope with respect to the Business;

        (e) Violate, amend or otherwise modify the terms of any of the Assigned Contracts:

        (f)     Commence any litigation relating to the Business;

        (g) Acquire or agree to acquire any assets relating to the Business other than inventory and supplies in the ordinary course of business;

        (h) Sell, lease, license or otherwise dispose of any of the Purchased Assets, other than software product licenses in the ordinary course of business pursuant to the Base License Agreement; or

        (i) Adopt or amend any employee benefit plan of Seller applicable to any Hired Employee, except with respect to any such plan or amendment applicable to all of Seller's employees generally, or enter into any employment contract with any Hired Employee, pay any special bonus or special remuneration to any Hired Employee, or increase the salaries or wage rates of any Hired Employee.

Seller will not (i) take or agree or commit to take any action that would make any representation and warranty of Seller hereunder inaccurate in any respect at, or as of any time from and after the dates hereof and prior to, the Closing Date or (ii) omit or agree to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

        5.02.   Access to Information. From the date hereof until the Closing
                ---------------------
Date, Seller (a) will give Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Seller related to the Business during normal business hours and upon reasonable notice, in such a manner as not unreasonably to disrupt Seller's normal business activities, (b) will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request and (c) will instruct the employees of Seller to cooperate with Buyer in its investigation of the Business; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Seller hereunder.

        5.03.   Notices of Certain Events. Seller shall promptly notify
                -------------------------
Buyer of:

                (i) any notice or other communication from any Person received by Seller alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                (ii) any notice or other communication received by Seller from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                (iii) any actions, suits, claims, investigations or proceedings commenced or, to Seller's knowledge threatened against, Seller and relating to or involving the Purchased Assets or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or that relate to the consummation of the transactions contemplated by this Agreement.

        5.04. Noncompetition.
              --------------

        (a) Seller agrees that for a period of two full years from the Closing Date, neither it nor any of its Affiliates shall anywhere in the world, without the prior written consent of Buyer.

              (i) engage, either directly or indirectly, as a principal or for its own account, solely or jointly with others, or as an equity holder in any corporation or joint stock association, or otherwise (other than as a stockholder of any entity the securities of which are listed on a national securities exchange or are regularly traded in the over-the-counter market, provided that neither Seller nor its Affiliates shall at any time own more than 3% of the outstanding equity securities of such entity), in any business engaged (1) in the fields of mechanical
        (A) computer-aided engineering, design and manufacturing, (B) computer-aided styling and industrial design, and (C) kinematics and structural and thermal dynamics, or (2) in any business that competes with the Business as of the Closing Date or with Parent's business as of the Closing Date; provided, however, that Seller shall not be deemed to be in violation of the foregoing provisions if it shall develop or market any products that contain features or functionality which fall within the Exclusive Field of Use, provided that the resulting products are not competitive with products of Buyer within the Exclusive Field of Use existing at the Closing Date (including those products acquired by Buyer hereunder); or

              (ii) solicit for employment by Seller or any of its Affiliates any Hired Employee.

        For purposes of this Section and Section 6.02(a), the terms "Restricted Field of Use" and "Exclusive Field of Use" shall have the meanings set forth in
Section 1 of the Patent Assignment and Grant-Back License Agreement.

        (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as of such Invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this

Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to seek injunctive relief requiring specific performance by Seller of this Section,

    5.05.  Confidentiality. Except as otherwise specifically permitted under the
           ---------------
Patent Assignment and Grant-Back License Agreement and Patent License Agreement, Seller will hold, and will cause its officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all proprietary or confidential documents and information concerning Buyer or the Business or the Purchased Assets and will not use and will cause their respective officers, directors, employees, consultants, advisors and agents not to use, any such proprietary or confidential documents or information for any purpose whatsoever; except to the extent that such information can be shown to have been (i) previously known by Seller or any of its Affiliates, (ii) in the public domain through no fault of Seller or any of its Affiliates, (iii) lawfully acquired by Seller or any of its Affiliates from sources other than Buyer, (iv) furnished to a third party by Buyer without a similar restriction on the third party's rights, or (v) approved for release In writing by Buyer.

    5.06. Trademarks: Trade name. As soon as practicable after the Closing Date,
          ----------------------
Seller shall eliminate the use of all of the Seller Tradenames in any of their forms or spellings on all advertising, stationary, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents. "Seller Tradenames" meaning all of the trademarks, trade names, service marks and service names as set forth in Schedule 3.17 of the Disclosure Schedule.

    5.07. No Negotiation with Third Parties. From the date hereof until the
          ---------------------------------
earlier of the Closing Date or the date on which this Agreement is terminated, Seller agrees that neither Seller, nor any of its Affiliates, agents or representatives shall, directly or indirectly, encourage, solicit or engage in any discussions or negotiations with, or provide any information to, any Person concerning the possible acquisition by such third party of all or any part of the Business or the Purchased Assets other than as contemplated or permitted by this Agreement. Seller agrees promptly to notify Buyer of any contact by any Person with respect to any such possible acquisition.

    5.08. Continuation of Certain Services and MIE Support. Seller will
          ------------------------------------------------
negotiate in good faith the definitive form of the transition and services agreement whereby the Seller will continue to provide, (i) for a period of up to three months after the Closing Date (A) without cost to Buyer (1) continuing computer services and management information services and support, (2) continuing use of accounting software and support (3) continuing use of a telephone system and (4) continuing use of the servers of Seller connected to the Internet, in each case consistent with those provided to the Business by Seller prior to the Closing and (B) at Seller's out-of-pocket cost plus 15%, continuing manufacturing services, and (ii) the use of certain office space to be leased by Buyer from Seller pursuant to a lease (the "Lease") substantially in such form as shall be mutually agreed upon on or prior to March 6, 1995.

    5.09. Transfer of Purchased Assets by Affiliates. Seller will cause all
          ------------------------------------------
of its Affiliates to transfer, assign and deliver all Purchased Assets owned or held by any of them to Buyer.

    5.10. Seller's Guaranty of Subsidiaries' Performance. Seller will cause the
          ---------------------------------------------
Subsidiaries to carry out and perform their respective obligations under their respective asset purchase agreements and ancillary agreements with Buyer (the "Subsidiary Agreements") in form and substance substantially similar to this Agreement and the Ancillary Agreements.

    5.11. Certain Consents. Seller will use its best efforts to obtain by March
          ----------------
15, 1995, the necessary consent to the assignment to Buyer of the agreement described in Item 2 of Schedule 3.13 (c) of the Disclosure Schedule. If such consent is not received by such date, Seller shall thereupon terminate such agreement in accordance with its terms. In exchange for all revenues received by Seller after the date of such termination and after the Closing, Buyer shall provide to Seller, at no cost to Seller, all services necessary for Seller to be able to comply with its maintenance obligations under such agreements. Seller covenants and agrees that it shall not provide any source code to the other party to the agreement described in the preceding sentence.

                                   ARTICLE VI

                               COVENANTS OF BUYER

Buyer agrees that:

    6.01. Confidentiality. Prior to the Closing Date and after any termination
          ---------------
of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business of Seller and its Subsidiaries furnished to Parent, Buyer or their respective Affiliates in connection with the transactions contemplated by this Agreement on such terms as are set forth in the confidentiality agreement dated as of February 13, 1995 between Seller and Parent, which agreement is incorporated herein by reference and made a part hereof; provided that Buyer may
                                                         --------
disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement. The obligation of Parent, Buyer and their respective Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

    6.02.  Noncompetition.
           ---------------

    (a) Buyer agrees that for a period of two full years from the Closing Date, neither it nor any of its Affiliates shall anywhere In the world, without the prior written consent of Seller, use the Proprietary Rights for any use which competes with Seller's business as of the Closing Date (other than the Business); provided, however, that Buyer shall not be deemed to be in violation
           -----------------
of the foregoing provisions if it shall develop or market any products within the Exclusive Field of Use that contain features or functionality which fall within the Restricted

Field of Use, provided that the resulting products are not competitive with products of Seller within the Restricted Field of Use existing at the Closing Date.

    (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the Parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Buyer acknowledges that Seller would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Seller or any such breach. Buyer agrees that Seller shall be entitled to seek injunctive relief requiring specific performance by Buyer of this Section.

    6.03. Hired Employees' Vacation Pay. Buyer agrees to pay in cash to each
          -----------------------------
Hired Employee, the aggregate amount of such Hired Employee's accrued but unused vacation time with Seller through the Closing Date, such payment to be made promptly within 30 days after the Closing Date.

    6.04. Exchange Cooperation. Buyer shall cooperate in structuring this
          --------------------
transaction as a like kind exchange for the benefit of Seller ("the Exchange"); provided that Buyer shall incur no additional cost or expense or any other significant adverse consequence in connection therewith. In connection with the Exchange, Seller's rights and obligations under this Agreement shall be assignable to an intermediary party (the "Intermediary") and Buyer acknowledges and consents to such assignment; provided that such assignment shall not relieve
                                 --------
Seller of any liability or obligation under this Agreement or the Ancillary Agreements. In no event shall the assignment of the Agreement by Seller to the Intermediary affect any of the representations, warranties or indemnifications made by Buyer or Seller in this Agreement. In the event Seller does not arrange for the Exchange prior to the Closing Date, this transaction shall be consummated as a sale and purchase.

                                  ARTICLE VII

                                MUTUAL COVENANTS

    The Parties agree that:

    7.01.  Best Efforts: Further Assurances.
           ---------------------------------

  (a) Subject to the terms and conditions of this Agreement, each Party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each Party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good and marketable title to the Purchased Assets.

    (b) Seller hereby constitute and appoint, effective as of the Closing Date, Parent, Buyer and their respective successors and assigns as the true and lawful attorneys of Seller with full power of substitution in the name of Buyer or in the name of Seller, but for the benefit of Buyer (i) to collect for the account of Buyer any items of Purchased Assets and (ii) to institute and prosecute all proceedings which Buyer may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Purchased Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Purchased Assets. Buyer shall be entitled to retain for its account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

    (c) Whenever requested to do so by Buyer in connection with the conduct of the Business, Seller shall execute any and all applications or other instruments which Buyer shall deem necessary in order to apply for and obtain patent and copyright registrations in the United States of America and obtain patents and copyrights in all countries and any and all documents which Buyer shall deem necessary or desirable in order to confirm or evidence the transfer of any of the rights transferred to Buyer hereunder or pursuant to the Patent Assignment and Grant-Back License Agreement and Patent License Agreement and shall cooperate with and assist Buyer in any interference or litigation pertaining thereto, with all out-of-pocket expenses reasonably incurred by Seller or any Subsidiary at the request of Buyer to be borne by Parent.

    7.02. Certain Filings. The Parties shall cooperate with one another (a) in
          ---------------
determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from Parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

    7.03. Public Announcements. The Parties agree to consult with each other
          --------------------
before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                                 ARTICLE VIII

                                  TAX MATTERS

    8.01. Tax Definitions. The following terms, as used herein, have the
          ---------------
following meanings:

    "Code" means the Internal Revenue Code of 1986, as amended.
     ----

    "Post-Closing Tax Period" means any Tax period (or portion thereof ending
     -----------------------
on or after the Closing Date that is not a Pre-Closing Tax Period.

    "Pre-Closing Tax Period" means any Tax period (or portion thereof ending
     ----------------------
on or before the close of business on the Closing Date.

    "Tax" means any net income, alternative or add-on minimum tax, gross income,
     ---
gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

    8.02. Tax Matters. Seller hereby represents and warrants to Buyer that:
          -----------

    (a) Seller has timely paid all Taxes payable by it or the Pre-Closing Tax Period which will have been required to be paid on or prior to the date hereof, the non-payment of which would result in a Lien on any Purchased Asset would otherwise adversely affect the Business or would result in Buyer becoming liable or responsible therefor.

    (b) Seller has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all Tax liabilities which arise from or with respect to the Purchased Assets or the operation of the Business and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable therefor.

    8.03. Tax Cooperation; Allocation of Taxes.
          ------------------------------------

    (a) Each Party agrees to furnish or cause to be furnished to the other Parties, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of all Tax returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax return. Each Party shall cooperate with the other Parties in the conduct of any audit or other proceeding related to Taxes involving the Business and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this paragraph (a) of Section 8.03.

    (b)   All personal property taxes and similar ad valorem obligations levied
                                                  -- -------
with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and its Subsidiaries, on the one hand, and Buyer, on the other hand, as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax period. Seller shall be liable for the amount of such taxes that is attributable to the Pre-Closing Tax Period. Within 30 days after the Closing, Seller and Buyer shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 8.03 (b) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the Party owing it to the other within 10 days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for personal property taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre-Closing Tax Period, Seller shall also remit prior to the due date of payment to Buyer payment for the amount of such bill that is attributable to the Pre-Closing Tax Period. If either Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this Section 8.03(b), the other Party shall make such reimbursement promptly but in no event later than 30 days after presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section 8.03(b) and not made within 30 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of law related to the late payment of the tax in question for each day until paid.

    (c) Any transfer, documentary, sales or use Taxes assessed upon the transfer of the Purchased Assets to Buyer and any recording or filing fees with respect thereto shall be shared equally by Seller and Buyer.

                                   ARTICLE IX

                               EMPLOYEE BENEFITS

    9.01. Employee Benefits Definitions. The following terms, as used herein having the following meanings:

    "Benefit Agreement" means an employment, severance or similar contract,
     -----------------
arrangement or policy and each plan or arrangement providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates or Buyer or any of its ERISA Affiliates, as the case may be.

    "Employee Plans" means each "employee benefit plan", as such term is
     --------------
defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates or Buyer or any of its ERISA Affiliates, as the case may be.

    "ERISA" means the Employment Retirement Income Security Act of 1974, as
     -----
amended.

    "ERISA Affiliate" of any entity means any other entity that, together with
     ---------------
such entity, would be treated as a single employer under Section 414 of the Code.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer
      ------------------
plan, as defined in Section 3(37) of ERISA.

     9.02. ERISA Representations. Seller hereby represents and warrants to
           ---------------------
Buyer that:

    (a)    Schedule 3.18(b) of the Disclosure Schedule lists each Employee Plan
           -------------------------------------------
and each Benefit Arrangement that covers any employee or former employee of the Business, copies or descriptions of all of which have previously been made available or furnished to Buyer. With respect to each Employee Plan, Seller has provided the most recently filed Form 5500 and an accurate summary description of such plan. Seller has provided Buyer with, or has caused to be provided to Buyer, complete age, salary, service and related data as of the most recent practicable date for employees of the Business.

    (b) Neither Seller nor any ERISA Affiliate maintains or has ever maintained or contributed to any Multiemployer Plan or Employee Plan subject to Title IV of ERISA. Neither Seller nor any ERISA Affiliate has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its ERISA Affiliates.

    (c) To Seller's best knowledge, each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

    (d) To Seller's best knowledge, each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

    (e) With respect to the employees and former employees of the Business, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

    (f) Except as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether written or not written) by Seller or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year.

    (g) The Purchased Assets are not now nor will they with the passage of time become subject to any Lien imposed under Code Section 412(n) by reason of the failure of Seller or its ERISA Affiliates to make timely installments or other payments required by Code Section 412.

    (h) No Hired Employee will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

    (i)    None of the Employee Plans or Benefit Arrangements listed on
Schedule 3.18(b) of the Disclosure Schedule covers any non-United States
- -------------------------------------------
employee or former employee of Seller.

    (j)    No "prohibited transaction," as defined in Section 406 of ERISA or
Section 497S of the Code, has occurred with respect to any Employee Plan.

    (k) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

    9.03.  Employees and Consultants.
           -------------------------

    (a) On or prior to the Closing Date, Buyer shall offer to engage as independent contractors all consultants to the Business listed on Schedule
                                                                  --------
3.17(f) of the Disclosure Schedule (to be provided by Buyer to Seller at
- -------
least one week before the Closing Date) by assuming the existing consulting agreements with the Hired Consultants. The consultants who accept and commence such engagements with Buyer are hereinafter collectively referred to as the "Hired Consultants". Seller will not take any action that would impede,
     -----------------
interfere or otherwise compete with Buyer's effort to engage any Hired Consultants. In the event that any consulting agreement does not constitute a Purchased Asset, Buyer shall not assume any obligation relating to any consultant to the Business until the commencement of such consultant's engagement with Buyer.

    (b) On or prior to the Closing Date, Buyer shall offer employment to all employees of the Business designated by Buyer on Schedule I attached hereto;
                                                 ----------
provided that Buyer may terminate at any time after the Closing Date the
- --------
employment of any employee who accepts such offer. Any such offer shall be at such current base salary or wage and reasonably comparable benefit levels.
Buyer shall provide the same severance benefits to Hired Employees whose employment is terminated by Buyer within six months of the Closing Date as Seller would have provided pursuant to Seller's written reduction-in-force policy previously provided to Buyer, provided, however, that for purposes of
                                     --------- --------
determining the amount of severance benefits to which a Hired Employee would be entitled pursuant to this sentence and to Parent's vacation policies, such Hired Employee shall be credited with his or her prior service with Seller. In addition, as soon as practicable after the Closing Date, management of Parent shall use reasonable efforts to obtain the approval of Parent's Board of Directors for the waiver of the waiting period for the Hired Employees with respect to Parent's employee stock purchase plan as in effect on the Closing Date. The employees who accept and commence employment with Buyer are hereinafter collectively referred to as the "Hired Employees". Seller will not take any action that would impede, hinder, interfere or otherwise compete with Buyer's effort to hire any Hired Employees. Buyer shall not assume responsibility for any Hired Employee until such employee commences employment with Buyer.

     9.04.  Seller's Employee Benefit Plans.
            -------------------------------

     (a) Seller shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each employee or former employee (including any beneficiary thereof) who is not a Hired Employee. Except as expressly set forth herein, Seller or its designated ERISA Affiliate shall retain all liabilities and obligations in respect of benefits accrued as of the Closing Date by Hired Employees under the Employee Plans and Benefit Arrangements, and neither Buyer nor any of its Affiliates shall have any liability with respect thereto. Except as expressly set forth herein, no assets of any Employee Plan or Benefit Arrangement shall be transferred to Buyer or any of its Affiliates; or to any plan of Buyer or any of its Affiliates. Accrued benefits or account balances of Hired Employees under the Employee Plans and Benefit Arrangements shall be fully vested as of the Closing Date.

     (b) With respect to the Hired Employees (including any beneficiary or dependent thereof), Seller shall retain (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period prior to the Closing Date, including liability for any retroactive workers' compensation premiums attributable to such period and (iii) all other liabilities and obligations arising under the Employee Plans and the Benefit Arrangements to the extent any such liability or obligation relates to the period prior to the Closing Date, including, without limitation, liabilities and obligations in respect of proportional accruals through the Closing Date under any bonus plan or arrangement.

     (c) With respect to any Hired Employee (including any beneficiary or dependent thereof) who enters a hospital or is on short-term disability under any Benefit Arrangement on or prior to the Closing Date and continues in a hospital or on short-term disability after the Closing Date, Seller shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such Person, to the extent that such claims and expenses are covered by a Benefit Arrangement until such time, (if any) that, in the case of a Hired Employee, such Person resumes full-time employment with Buyer or one of its Affiliates and, in the case of any beneficiary or dependent of a Hired Employee, such Person's hospitalization has terminated. With respect to any Benefit Arrangements covering medical expenses and other costs relating to pregnancies and maternity leave, Seller shall be responsible for all claims (whether or not reported) and expenses incurred during the period prior to and ending on the Closing Date, and Buyer or one of its Affiliates shall be responsible for such Benefit Arrangements covering such pregnancies and maternity leave for the period subsequent to the Closing Date.

     (d) Seller shall offer to all Hired Employees who have pre-existing conditions which make them ineligible for coverage under a group health plan (within the meaning of Section 4980B(g)(2) of the Code and Section 607(1) of ERISA) maintained by or contributed to by Buyer ("Buyer Health Plan") or whose pre-existing conditions are not covered under a Buyer Health Plan ("Non-Covered Employees"), COBRA health care continuation coverage in accordance with Section 4980B of the Code and Sections 601 through 608 of ERISA, and shall comply with any related requirements thereunder, in connection with any loss of coverage by any Person under any group health plan sponsored by Seller. Buyer shall pay for up to 18 months after the Closing Date, the COBRA coverage payments required to be made by the Non-Covered Employees and the out-of-pocket costs of Seller in maintaining coverage for such Non-Covered Employees under Seller's group health plan in each case for so long as the Non-Covered Employees are employees of Buyer.

    9.05.   No Third Party Beneficiaries. No provision of this Article shall
            ----------------------------
create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller in respect of continued employment (or resumed employment) with either Buyer or the Business or any of their Affiliates and no provision of this Article IX shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.

                                   ARTICLE X

                             CONDITIONS TO CLOSING

    10.01.  Conditions to the Obligations of Each Party. The obligations of the
            -------------------------------------------
Parties to consummate the Closing are subject to the satisfaction of the following conditions:

    (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

    (b) No provision of any applicable law or regulation and no judgement, injunction, order or decree shall prohibit the consummation of the Closing.

    (c) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

    (d) Each of Buyer and Seller shall have executed and delivered to the other each of the Ancillary Agreements, in each case substantially in the form attached as an Exhibit to this Agreement.

    (e) All actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing shall have been obtained.

    10.02.  Conditions to Obligation of Buyer. The obligation of Buyer to
            ---------------------------------
consummate the Closing is subject to the satisfaction of the following further conditions:

    (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) except for the representation and warranty of Seller contained in
Section 3.26, the representations and
warranties of Seller contained in this Agreement as of the date hereof and in any certificate or other writing delivered by Seller pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date and (iii) Buyer shall have received a certificate signed by a duly authorized officer of Seller to the foregoing effect.

    (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall restrain, prohibit or otherwise interfere with the effective operation or enjoyment by Buyer of all or any of the Purchased Assets.

    (c) Buyer shall have received an opinion of Snell & Wilmer, counsel to Seller, dated the Closing Date to the effect specified in Section 3.01 through
3.04 and Section 3.12 as it relates to Seller, in form and substance reasonably satisfactory to Buyer.

    (d) Seller shall have received (i) all consents, authorizations or approvals from the governmental agencies referred to in Section 3.03, (ii) all Required Consents with respect to the Key Customers, and (iii) consents no later than March 15, 1995, with respect to Items 11 and 12 of Schedule 3.17(e) of the Disclosure Schedule, such consents to be in form and substance reasonably satisfactory to Buyer.

    (e) All corporate action by Seller required to be taken in connection with the transactions contemplated by this Agreement shall have been validly taken, and Seller shall have furnished Buyer with certified copies of resolutions, minutes and such other instruments and documents as Buyer shall have requested.

    (f)    (i)    All individuals reasonably necessary to carry on the Business and without whose continued employment would have a significant adverse effect on Buyers operation of the Business shall have agreed to be Hired Employees or Hired Consultants; provided, that the provisions of this Section 10.02(f)(i) shall apply only if Buyer shall, within seven days after the date of this Agreement, have made offers of employment to all employees listed on Schedule I
                                                                     ----------
thereto and if Buyer shall have used reasonable efforts to keep Seller
- ----------------------------------------------------------------------
reasonably informed about the status of Buyer's discussions with such employees;
- -------------------------------------------------------------------------------
and
- ---
           (ii) Thomas W. Jensen, Ph.D., shall have entered into an Employment Agreement with Buyer for a term of one year, in a form satisfactory to Buyer.

    (g) Each of the Subsidiaries shall have executed and delivered to Buyer the Subsidiary Agreements.

    (h) Without prejudice to Buyer's and Parent's rights under Sections 10.02 and 12.02, Seller shall have delivered to Buyer a revised Disclosure Schedule to this Agreement containing information updated in all material respects to the Closing Date.

    (i) The Parties shall have executed and delivered to the other a transition and services agreement, in a form mutually acceptable to Buyer and Seller, reflecting the matters described in Section 5.09.

    (j)    The Parties shall have executed and delivered to the other the Lease.

    10.03. Conditions to Obligations of Seller. The obligation of
           -----------------------------------
Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

    (a) (i) Buyer shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement as of the date hereof shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date and
(iii) Seller shall have received a certificate signed by the President or duly authorized Vice President of Buyer to the foregoing effect.

    (b) Seller shall have received an opinion of Testa, Hurwitz & Thibeault dated the Closing Date to the effect specified in Sections 4.01 through 4.04 and
4.06 as it relates to Buyer, in form and substance reasonably satisfactory to Seller.

    (c) Buyer shall have received all material consents, authorizations or approvals from governmental agencies referred to in Section 4.03, in each case in form and substance reasonably satisfactory to Seller, and no such consent, authorization or approval shall have been removed.

                                   ARTICLE XI

                           SURVIVAL; INDEMNIFICATION

    11.01. Survival. The covenants, agreements, representations and warranties
           --------
of the Parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the close of business one year after the Closing Date. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Sections 11.02 or
11.03 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time; provided that any such claim
                                                 --------
for indemnification shall be made within two years of the Closing Date.

    11-02. Indemnification.
           ---------------

    (a) Seller agrees to indemnify Parent, Buyer and their respective Affiliates against, and agrees to hold each of them harmless from, any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss")
                                                                ----
incurred or suffered by Parent, Buyer or any of their respective Affiliates arising out of:

    (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller or its Subsidiaries pursuant to this Agreement;

    (ii) the failure of Seller or its Subsidiaries to assume full responsibility for any Excluded Liability or any obligation of the Business or any liability of the Business relating to the Excluded Assets;

                (iii) the incurrence by Buyer of any warranty or indemnification Losses with respect to sales or licenses of Seller's products on or before the Closing Date to the extent such losses exceed the warranty reserve on the Balance Sheet;

                (iv)   in addition to and not in limitation of the provisions of
        Section 11.02(a)(iii), the incurrence by Buyer of any Losses with respect to software licensed or sold by Seller prior to the Closing Date that fails to conform in any material respect to the written specifications applicable to such software at the time of license or sale;

                (v)    in addition to and not in limitation of the provisions of
        Section 11.02(a)(iii) and (iv), any Loss arising on or before the Closing Date that is caused solely by Seller's breach of this Agreement or that is caused by Seller's conduct of the Business on or prior to the Closing Date, and such Loss (A) is not the result of a breach of this Agreement by Buyer, and (B) is not an Assumed Liability; or

                (vi)   in addition to and not in limitation of the provisions of
        Section 11.02(a)(iii) and (iv), the incurrence of any Loss by Buyer with respect to software products to any customer, which Loss would have been avoided had such customer executed and delivered a Base License Agreement.

        (b) Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold harmless from any and all Loss incurred or suffered by Seller or any of its Affiliates arising out of:

                (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Buyer pursuant to this Agreement;

                (ii) the failure of Buyer to assume full responsibility for any of the Assumed Liabilities; or

                (iii) any Loss arising after the Closing Date that is caused solely by Buyer's breach of this Agreement or that is caused by Buyer's conduct of the Business after the Closing Date, and such Loss (A) is not the result of a breach of this Agreement by Seller or (B) is not an Excluded Liability.

        11.03.  Limitations on Liabilities.
                --------------------------

        (a) Claims for Losses caused by or arising out of misrepresentation or breach of any warranty, representation or covenant may be made only pursuant to Article XI hereof and only by written notice provided in accordance with
Section 13.01 within the period, if any, provided for survival of such representation, warranty or covenant in Section 11.01.

        (b) The liabilities of Seller under Section 11.02(a) of this Agreement shall be subject to the following limitations:

        (i) Seller shall be liable for Losses pursuant to Section 11.02(a)(i) only once the cumulative aggregate amount of all such Losses equals or exceeds $225,000 (the "Basket")

                (ii) The aggregate amount of Losses for which the Seller shall be liable with respect to the following Sections shall not exceed the following amounts: (A) $20,000,000 pursuant to Sections 11.02(a)(i) and (iv) with respect to matters arising out of any misrepresentation or breach of warranty, covenant or agreement contained in Section 3.17; or
        (B) $10,000 pursuant to Sections 11.02(a)(i) and (vi) With respect to matters arising out of any misrepresentation or breach of warranty, covenant or agreement and which relate to any one or more Key Customers; or (C) $3,450,000 with respect to all other claims for indemnification pursuant to Section 11.02(a)(i), (a)(iii) and (a)(v). If more than one of the foregoing clauses (A), (B) or (C) applies with respect to any Loss, then only the clause with the highest maximum indemnifiable amount shall apply.

                (iii)   Any Loss paid by Buyer's insurer.

        (c) The liabilities of Buyer under Section 11.02(b) of this Agreement shall be subject to the following limitations:

                (i) Buyer shall be liable for Losses pursuant to Section 11.02(b)(i) only to the extent that the cumulative aggregate amount of all such Losses exceeds the Basket.

                (ii) The aggregate amount of Losses for which Buyer shall be liable pursuant to Section 11.02(b)(i) shall not exceed $3,450,000.

        (d) Any provision contained in this Article XI to the contrary notwithstanding, neither Party will after the Closing Date, assert against the other or any customer or supplier of any Party, any claim for infringement of any patents entitled to a filing date priority before the second anniversary of the Closing Date.

        11.04.  Procedures; No Waiver.
                ---------------------
        (a) The Party seeking indemnification under Section 11.02 (the "Indemnified Party") agrees to give prompt notice to the Party against whom
 -----------------
indemnity is sought (the "Indemnifying Party") of the assertion of any claim,
                          ------------------
or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action of proceeding at its own expense; provided, that if any claim against or affecting Buyer by a Person who is not a Party which seeks damages in excess of Seller's indemnification obligation as described in Section 11.03(b)(ii), Buyer shall have the right to control the defense of any such suit, action or proceeding. The Indemnifying Party shall not be liable hereunder for any settlement or compromise effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld or delayed.

        (b) If Seller used its best efforts to comply with a closing condition but is unable so to comply, and Buyer elects to waive such compliance, such waiver of such closing condition by Buyer shall limit their rights under Section 11.02 solely with respect to the matter waived.

        (c) If the Indemnifying Party disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Indemnifying Party desires to defend the submitted to mediation in accordance with Section 13.09 hereof. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

                                  ARTICLE XII

                                  TERMINATION

        12.01.  Grounds for Termination. This Agreement may be terminated at any
                -----------------------
time prior to the Closing:

                (i)   by mutual written agreement of Seller and Parent;

                (ii) by either Seller or Parent if the Closing shall not have been consummated on or before April 30, 1995 or within thirty (30) days of such date in order to satisfy any of the conditions in Sections 10.01(a) and (e) or Section 10.02(d); or

                (iii) by either Seller or Parent if there shall be any law or regulation that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

    The Party desiring to terminate this Agreement pursuant to clauses (ii) or
(iii) shall give notice of such termination to the other Parties.

        12.02.  Effect of Termination. If this Agreement is terminated as
                ---------------------
permitted by Section 12.01, such termination shall be without liability of either Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to the other Parties to this Agreement; provided that if such termination shall result from the willful failure of
- --------
either Party to fulfill a condition to the performance of the obligations of the other Party or to perform a covenant of this Agreement or from a breach by either Party to this Agreement due to substantial or gross negligence, recklessness or willfulness, such Party shall be fully liable for any and all Losses incurred or suffered by the other Party as a result of such failure or breach. The provisions of Sections 6.01 and 13.03 shall survive any termination hereof pursuant to Section 12.01.

                                  ARTICLE XIII

                                 MISCELLANEOUS

        13.01.  Notices. All notices, requests and other communications to
                -------
any Party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given, if to Buyer, to:

                Parametric Technology Corporation
                128 Technology Drive
                Waltham, MA O2154
                Telecopy: (617) 398-5662
                Attention: Chief Financial Officer

                with a copy to:

                William B. Asher, Jr., Esq.
                Testa, Hurwitz & Thibeault
                53 State Street
                Boston, MA 02108
                Telecopy: (617) 248-7100

        if to Seller, to:

                Evans & Sutherland Computer Corporation
                600 Komas Drive
                P.O. Box 58700
                Salt Lake City, UT 84158
                Telecopy: (801) 583-9701
                Attention: Gary Meredith

                with a copy to:

                William C. Gibbs, Esq.
                Shell & Wilmer
                Broadway Centre
                111 East Broadway, Suite 900
                Salt Lake City, UT 84111
                Telecopy: (801) 237-1950

        13.02.  Amendments: No Waivers.
                ----------------------

        (a) Any provisions of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all the Parties, or in the case oF a waiver, by the Party against whom the waiver is to be effective.

        (a) No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        13.03.  Expenses. Except as otherwise provided herein, all costs and
                --------
expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

        13.04.  Successors and Assigns. The provisions of this Agreement shall
                ----------------------
be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided however, that, other than as described in
Section 6.04, (i) Seller shall not be entitled to assign or in any way transfer any of its rights hereunder, by operation of law or otherwise, without the prior written consent of Parent, and (ii) prior to the Closing Date, Buyer shall be entitled to assign its rights only to Parent or any subsidiary of Parent. Any attempted assignment of such rights without such prior written consent shall be void and prohibited, and all such rights shall thereupon automatically be terminated and of no further force or effect. For purposes of this Section, any merger or transfer of control of Seller shall be deemed an assignment or attempted assignment.

        13.05.  Governing Law. This Agreement shall be construed in accordance
                -------------
with and governed by the law of the State of Delaware, or in the event a court decides that Delaware law may not govern, the law of the Commonwealth of Massachusetts.

        13.06.  Counterparts; Effectiveness. The Agreement may be signed in
                ---------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.

        13.07.  Entire Agreement. This Agreement, the Ancillary Agreements and
                ----------------
the confidentiality agreement dated as of February 13, 1995 between Seller and Buyer constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein in the documents referred to in the preceding sentence has been made or relied upon by either Party hereto. None of this Agreement, the Ancillary Agreements and the confidentiality agreement dated as of February 13, 1995 between Seller and Buyer, nor any provision hereof or thereof, is intended to confer upon any Person other than the Parties any rights or remedies hereunder.

        13.08.  Captions. The captions herein are included for convenience of
                --------
reference only and shall be ignored in the construction or interpretation hereof.

        13.09.  Legal Proceedings.
                -----------------
        (a)    Mediation. Any claim, dispute, or controversy between the Parties
               ---------
arising in connection with or relating to this Agreement or the making, performance or interpretation thereof shall, if not settled by negotiation, be submitted to non-binding mediation under the Procedure for Mediation of Business Disputes of the Center for Public Resources, Inc. then in effect. Any demand for mediation shall be made in writing and served upon the other Party in the same manner as otherwise provided for notice in this contract. The demand shall set forth with reasonable specificity the basis of the dispute and the performance or relief sought. The Parties shall, within thirty (30) days of receipt of a demand to mediate, confer and select a mediator. The mediation shall take place at a time and location mutually agreeable to the Parties and the mediator, but not later than 60 days after a demand for mediation is received.

        (b)     Jurisdiction. Any claim, dispute or controversy not settled by
                ------------
mediation shall be resolved in the federal or state courts in the State of Delaware. The Parties hereby irrevocably submit to the exclusive jurisdiction of a court sitting in the State of Delaware over any suit, action or proceeding brought against either Party by any Person or other Party and arising out of or relating to this Agreement or the Ancillary Agreements. Each Party agrees that, during the pendency of any such suit action or proceeding commenced in accordance with the provisions of this Section 13.09(b), it will only bring any counter-claims arising out of or relating to this Agreement or the Ancillary Agreements (whether or not related to the matter currently the subject of litigation) in the court in which each suit, action or proceeding is pending. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now have or hereafter have to the laying of the venue of any such suit, action or proceeding in the court contemplated under this
Section 13.09(b), and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        13.10.  No Partnership or Joint Venture. Notwithstanding anything to
                -------------------------------
the contrary contained herein, nothing contained herein shall be construed as creating a partnership or joint venture relationship between the Parties and the Parties shall be deemed to have made any election necessary under applicable law, rule or regulation to prevent their being considered or deemed to be a partnership or joint venture.

    IN WITNESS WHEREOF, the Parties here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        PARAMETRIC TECHNOLOGY CORPORATION


                        By: /s/ C. Richard Harrison
                           ---------------------------
                        NAME:  C. Richard Harrison
                        Title: President and Chief Operating Officer

                        PTC ACQUISITION CORPORATION

                        By: /s/ C. Richard Harrison
                           ---------------------------
                        NAME:  C. Richard Harrison
                        Title: President

                        EVANS & SUTHERLAND COMPUTER
                         CORPORATION

                        By: /s/ James Oyler
                           ---------------------------
                        Name:  James Oyler
                        Title: President and Chief Executive Officer

                                   EXHIBIT A

                               PURCHASED ASSETS


  ITEM                                     DESCRIPTION
  ----                                     -----------

Assigned Contracts      All Contracts, Licenses, Leases and Agreements listed on
                        Schedules 3.08(b), 3.13(a), 3.13(b), 3.13(c), 3.13(d),
                        3.13(e), 3.17(e), and 3.17(f).

Personal Property       All personal property listed on Schedules 3.06(a) and
                        3.08(a).

Accounts Receivable     All accounts receivable listed on Schedule 3.23.

Other Assets            All rights under all Assigned Contracts (collectively,
                        the "Contract Rights"); all rights, claims, credits,
                             ---------------
                        causes of action (choate or inchoate), rights of set-off against third parties relating to the Purchased Assets or the Business, including, without limitation, unliquidated rights under any manufacturers' and vendors' warranties; the obligations that Seller is required to perform for customers with respect to the customer deposits deducted from the Purchase Price pursuant to Section 2.06(a); and all goodwill associated with the Business and the Purchased Assets.

Proprietary Rights      As listed on Schedule 3.17

                                                                       EXHIBIT B
                                                                       ---------

                             PATENT ASSIGNMENT AND
                         GRANT-BACK LICENSE AGREEMENT

        This Agreement effective _______________, 1995, is made by and between Panametric Technology Corporation, a Massachusetts corporation (hereinafter, together with all subsidiary and affiliate companies which it now or hereinafter owns or controls, "PTC"), and Evans & Sutherland Computer Corporation, a Utah corporation ("E&S").

        WHEREAS, E&S and PTC are Parties to a certain Asset Purchase Agreement (the "Purchase Agreement") relating to the purchase and sale of certain assets of the Design Software Division of E&S, including the sale and assignment of Proprietary Rights (as defined in the Purchase Agreement);

        WHEREAS, the Parties desire to effect the assignment by E&S to PTC pursuant to the Purchase Agreement of all claims of all United States patents and all patent applications set forth in Appendix A to this Agreement, together
                                         ----------
with any division, continuation, continuation-in-part, extension, revival and reissue thereof or any substitution therefor, and all corresponding patents and patent applications in other countries (the "Assigned Patents and Patent Rights"); and

        WHEREAS, E&S has requested, and PTC desires to grant to E&S, a license under the Assigned Patents and Patent Rights, as well as a license to certain software included in the Proprietary Rights, such licenses to be limited in scope as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement and in the Purchase Agreement, in which this Agreement is incorporated and made a part, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PTC and E&S hereby agree as follows:

        1.      Definitions.  The following terms shall have the meaning set
                -----------
forth below. Terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

                "Exclusive Field of Use" means the design, development,
                 ----------------------
modification, reproduction, use, distribution, sale, license and support of software products for applications consisting of mechanical (A) computer-aided engineering, design and manufacturing, (B) computer-aided styling and industrial design and (C) kinematics and structural and thermal dynamics. The Exclusive Field of Use shall also include any extensions of the foregoing that may develop after the Closing as a result of general changes in the markets for such products.

                "Restricted Field of Use" means the design, development,
                 -----------------------
modification, reproduction, use, distribution, sale, license and support of hardware and software products for E&S's current simulation, graphics, entertainment and visualization businesses (other than those in the Exclusive Field of Use). The Restricted Field of Use shall also include any extensions of the foregoing that may develop after the Closing as a result of general changes in the markets for such products.

                "Licensed Software" means the CDRS and 3D Paint software,
                 -----------------
including any and all copyrights therein, included in the Proprietary Rights and conveyed by E&S to PTC pursuant to the Purchase Agreement. For purposes of this Agreement, the Licensed Software includes both source and object code for such software and supporting documentation therefor, such as code listings, flowcharts, schematics and programmer's notes, in each case as the same exist on the Closing Date.

        2.      Assignment of Patent Rights.  E&S hereby assigns, remedies and
                ---------------------------
releases unto PTC all right, title, interest, claim and demand in and to the Assigned Patents and Patent Rights. For a period of two years following the Closing Date, PTC shall not, without the prior written consent of E&S, use or practice the Assigned Patents and Patent Rights within the Restricted Field of Use. Notwithstanding the foregoing, PTC shall not be deemed to be in violation of the preceding sentence if it shall use or practice the Assigned Patents and Patent Rights in products that contain features or functionality that fall within the Restricted Field of Use, provided that the resulting products are not competitive with products of E&S within the Restricted Field of Use existing at the Closing Date (including those products acquired by PTC pursuant to the Purchase Agreement).

        3.      Grant-Back Patent License.  PTC hereby grants E&S a fully paid,
                -------------------------
non-exclusive, perpetual, irrevocable, worldwide license to make, use, sell and offer to sell devices, methods, processes and products embodying the Assigned Patents and Patent Rights or any claimed elements thereof (or their equivalents), and otherwise to use and practice the Assigned Patents and Patent Rights, provided, however, that E&S shall not use or practice the Assigned Patents and Patent Rights within the Exclusive Field of Use. Notwithstanding the foregoing, E&S shall not be deemed to be in violation of the foregoing sentence if it shall use the assigned Patents and Patent Rights in products that contain features or functionality that fall within the Exclusive Field of Use, provided that the resulting products are not competitive with products of PTC within the Exclusive Field of Use existing at the Closing Date. The license granted herein shall be effective for the life of the subject Assigned Patents and Patent Rights and shall terminate on the expiration date of the last of the subject Assigned Patents and Patent Rights to expire. E&S shall not sublicense any rights granted hereunder for any purpose within the Exclusive Field of Use, but may do so in any other field of use.

        4.      Software License.  PTC hereby grants to E&S a fully paid,
                ----------------
perpetual, non-exclusive, worldwide right and license, but not within the Exclusive Field of Use, to use, modify, copy, execute, reproduce, sell, distribute, display and perform the Licensed Software or portions thereof, to port, translate and convert the Licensed Software or portions thereof to execute on any operating platform, and to prepare products and works of authorship (including "derivative works" within the meaning of such term in the Copyright Act, 17 U.S.C. Section 101 et seq.) using, based on, derived from or incorporating the Licensed Software or portions thereof. The foregoing grant of rights and licenses includes the right to make and sublicense to end users copies of the Licensed Software (or portions thereof incorporated in any E&S product or work of authorship), in object code form only and on any media or format, provided, however, that E&S shall not sublicense, or develop and release for itself, directly or indirectly, the Licensed Software or any product or work incorporating or reproducing portions of the

Licensed Software within the Exclusive Field of Use. Notwithstanding anything to the contrary, E&S may use at any time, without restriction, and incorporate in any product or work any application, utility, subroutine, macro, code, library, object module and the like which is generic in nature and not specific to the Licensed Software, and which was not confidential information of E&S (within the meaning of Section 5.01 of the Purchase Agreement) at the date of the Purchase Agreement. In no event shall E&S sublicense or deliver any copy of the source code for the Licensed Software to any Person without the prior written consent of PTC. For purposes of implementing the foregoing license, E&S may retain copies of the Licensed Software following the date of transfer provided for in the Purchase Agreement. Nothing in this Agreement shall be construed to place an olbigation on PTC to deliver or to transfer to E&S any tangible or intangible property following the date of execution of this Agreement.

        5.      Ownership of Improvements, etc.  As between PTC and E&S, each
                ------------------------------
Party owns and will retain, to the maximum extent permitted by law, all rights, including worldwide intellectual property rights, in (y) all modifications that such Party may make to the Licensed Software following the Closing Date and (z) all inventions, products and works of authorship made by such Party following the Closing Date using, based on, derived from or incorporating any portion of the Licensed Software; and nothing herein shall be construed to mean that either Party licenses, conveys or transfers, or has any obligation to license, convey or transfer to the other Party, any right or interest in such modifications, inventions, products or works, provided, however, that all rights, including intellectual property rights, in portions of the Licensed Software code incorporated or reproduced in any product or work of authorship by E&S pursuant to the license granted in Section 4 hereof are retained by PTC, and no rights are granted to E&S other than the rights and licenses expressly granted hereunder.

        6.      Other Terms and Provisions.
                --------------------------
                (a)     Ownership.  E&S retains no ownership or intellectual
                        ---------
property rights in the Assigned Patents and Patent Rights under this Agreement except for such license rights as are expressly set forth herein.

                (b)     Disclaimer of Warranties.  The Assigned Patents and
                        ------------------------
Patent Rights are assigned to PTC hereunder subject to the representations, warranties and undertakings of the parties contained in the Purchase Agreement, including without limitation Sections 3.17 and Article XI thereof. The Assigned Patents and Patent Rights and the Licensed Software are licensed to E&S hereunder "AS IS", WITHOUT WARRANTY OF ANY KIND. PTC DISCLAIMS ALL WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES OF NON-INFRINGEMENT.

                (c)     No Obligation to Defend Infringement Claims.  PTC shall
                        -------------------------------------------
have no obligation to defend any claim that the Assigned Patents and Patent Rights or Licensed Software infringe any patent or other intellectual property right or to assert any claim of Infringement against another Person. In the event that PTC elects not to defend or assert any such claim, E&S may, at its cost and expense, assume the defense or prosecution of such claim.

                (d)     Entire Agreement.  This Agreement, together with the
                        ----------------
Purchase Agreement, constitutes the full and complete understanding of the Parties with respect to the subject matter hereof and these documents together supersede and terminate all other prior or contemporaneous agreements between the Parties, whether oral or written, with respect to the subject matter therein.

    (e)    Successors and Assigns. Except as may otherwise be provided in
           ----------------------
Section 2, this Agreement and any rights granted hereby may be assigned by PTC, in whole or in part, to any person or entity without the consent of E&S. In no event shall E&S assign this Agreement or any rights granted hereby without the prior written consent of PTC, which consent shall not be unreasonably withheld.

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

     PARAMETRIC TECHNOLOGY              EVANS & SUTHERLAND COMPUTER
      CORPORATION:                       CORPORATION:

     By:                                By:
         --------------------               --------------------
     Name:                              Name:

     Title:                             Title:

                                   EXHIBIT A
                                   ---------

                  SCHEDULE OF PATENTS AND PATENT APPLICATIONS
                  -------------------------------------------


U.S. Patents:

                                  Other Corresponding    Filing/Issue
Patent No.      Issue Date        Patents/Application        Date
- ----------      ----------        -------------------    ------------

5,251,160
5,361,386
Pat. Pending Docket No. 853-260 (Paint)
Pat. Pending Docket No. 853-260 C1 (Continuation of Paint)
Pat. Pending Docket No. 853-278 (Modeling)


U.S. Patent Applications:

                          Filing     Docket     Serial        Other
Title                      Date        No.        No.     Corresponding
- -----                     ------     ------     ------    -------------

Texture Operations

                                                                       EXHIBIT C
                                                                       ---------

                           PATENT LICENSE AGREEMENT
                           ------------------------


        This Agreement effective _______________, 1995, is made by and between Parametric Technology Corporation, a Massachusetts corporation (hereinafter, together with all subsidiary and affiliate companies which it now or hereafter owns or controls, "PTC"), and Evans & Sutherland Computer Corporation, a Utah, corporation ("E&S").

        WHEREAS, E&S and PTC are parties to a certain Asset Purchase Agreement (the "Purchase Agreement") relating to the purchase and sale of certain assets of the Design Software Division of E&S, including the sale and assignment of Proprietary Rights (as defined in the Purchase Agreement);

        WHEREAS, E&S will retain ownership of all claims of all United States patents and any and all patent applications set forth in Appendix A to this
                                                         ----------
Agreement, together with any division, continuation, continuation-in-part, extension, revival and reissue thereof or any substitution therefor, and all corresponding patents and patent applications in other countries (the "Retained Patents and Patent Rights"); and

        WHEREAS, PTC has requested, and E&S desires to grant to PTC, a license under the Retained Patents and Patent Rights, such license to be limited in scope as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement and in the Purchase Agreement, in which this Agreement is incorporated and made a part, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PTC and E&S hereby agree as follows:

        1.      Definitions.  The following terms shall have the meaning set
                -----------
forth below. Terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

                "Exclusive Field of Use" means the design, development,
                 ----------------------
modification, reproduction, use, distribution, sale, license and support of software products for applications consisting of mechanical (A) computer-aided engineering, design and manufacturing, (B) computer-aided styling and industrial design and (C) kinematics and structural and thermal dynamics. The Exclusive Field of Use shall also include any extensions of the foregoing that may develop after the Closing as a result of general changes in the markets for such products.

                "Restricted Field of Use" means the design, development,
                 -----------------------
modification, reproduction, use, distribution, sales, license and support of hardware and software products for E&S's current simulation, graphics, entertainment and visualization businesses (other than those in the Exclusive Field of Use). The Restricted Field of Use shall also include any extensions of the foregoing that may develop after the Closing as a result of general changes in the markets for such products.

        2.      Patent License Grant to PTC.  E&S hereby grants PTC a fully
                ---------------------------
paid, non-exclusive, perpetual irrevocable, worldwide license to make use, sell and offer to sell devices, methods, processes and products embodying the Retained Patents and Patent Rights or any claimed elements thereof (or their equivalents), and otherwise to use and practice the Retained Patents and Patent Rights; provided, however, that for a period of two years following the Closing Date. E&S shall grant no further licenses within the Exclusive Field of Use; and provided further, that, for a period of two years following the Closing Date, PTC shall not use or practice the Retained Patents and Patent Rights pursuant to the foregoing license within the Restricted Field of Use. Notwithstanding the foregoing, PTC shall not be deemed to be in violation of the final proviso in the preceding sentence if it shall use or practice the Retained Patents and Patent Rights in products that contain features or functionality which fall within the Restricted Field of Use, provided that the resulting products are not competitive with products of E&S within the Restricted Field of Use existing at the Closing Date. The license granted herein is, at all times, subject to E&S right, title, interest, claim and demand which E&S has in and to the Retained Patents and Patent Rights. The license granted herein shall be effective for the life of the subject Retained Patents and Patent Rights and shall terminate on the expiration date of the last of the subject Retained Patents and Patent Rights to expire. For the term of this Agreement, PTC will not sublicense the rights granted herein to another Person without the written permission of E&S, which consent shall not be unreasonably withheld.

        3.      Restrictions on Practice.  For a period of two years following
                ------------------------
the Closing, E&S shall not use or practice the Retained Patents and Patent Rights within the Exclusive Field of Use. Notwithstanding the foregoing, E&S shall not be deemed to be in violation of the foregoing sentence if it shall use or practice the Retained Patents and Patent Rights in products within the Restricted Field of Use that contain features or functionality which fall within the Exclusive Field of Use, provided that the resulting products are not competitive with products of PTC within the Exclusive Field of Use existing at the Closing Date (including those products acquired by PTC pursuant to the Purchase Agreement). During the term of this Agreement, E&S shall not sublicense any rights to use and practice the Retained Patents and Patent Rights to another Person within the Exclusive Field of Use.

        4.      Other Terms and Provisions.
                --------------------------
                (a)     Ownership.  PTC receives no ownership or intellectual
                        ---------
property rights in the Retained Patents and Patent Rights under this Agreement except for such license rights as are expressly set forth herein.

                (b)     Disclaimer of Warranties.  The Retained Patents and
                        ------------------------
Patent Rights are licensed hereunder "AS IS", WITHOUT WARRANTY OF ANY KIND, EXCEPT AS SET FORTH IN SECTION 3.17 OF THE PURCHASE AGREEMENT. EXCEPT AS SO SET FORTH IN THE PURCHASE AGREEMENT, E&S DISCLAIMS ALL WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES OF NON-INFRINGEMENT.

                (c)     No Obligation to Defend Infringement Claims.  Except as
                        -------------------------------------------
set forth in the Purchase Agreement, E&S shall have no obligation to defend any claim that the Retained Patents and Patent Rights infringe any patent or other intellectual property right or to assert any claim of infringement against another Person, In the event that E&S elects not to defend or assert any such claim, PTC may, at its cost and expense, assume the defense or prosecution of such claim.

    (d)    Entire Agreement. This Agreement, together with the Purchase
           ----------------
Agreement, constitutes the full and complete understanding of the parties with respect to the subject matter hereof and these documents together supersede and terminate all other prior or contemporaneous agreements between the parties, whether oral or written, with respect to the subject matter therein.

    (e)    Successors and Assigns. Except as may otherwise be provided in
           ----------------------
Section 2, this Agreement and any rights granted hereby may be assigned by PTC, in whole or in part, to any person or entity without the consent of E&S. In no event shall E&S assign this Agreement or any rights granted hereby without the prior written consent of PTC, which consent shall not be unreasonably withheld.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

  PARAMETRIC TECHNOLOGY           EVANS & SUTHERLAND COMPUTER
   CORPORATION:                    CORPORATION:

  By:                             By:
     ---------------------           ---------------------
  Name:                           Name:
  Title:                          Title:

                                   EXHIBIT A
                                   ---------

                        PATENTS AND PATENT APPLICATIONS
                        -------------------------------


U.S. Patent:

                                  Other Corresponding    Filing/Issue
Patent No.      Issue Date        Patents/Application        Date
- ----------      ----------        -------------------    ------------

4,646,251
4,918,626




U.S. Patent Applications:

                          Filing     Docket     Serial        Other
Title                      Date        No.        No.     Corresponding
- -----                     ------     ------     ------    -------------

                                                                       EXHIBIT D
                                                                       ---------

                             ASSUMPTION AGREEMENT


        This ASSUMPTION AGREEMENT is made and entered into as of the __ day of ________, 1995 BETWEEN Parametric Technology Corporation, a Massachusetts corporation ("Buyer"), and Evans & Sutherland Computer Corporation, a Utah corporation ("Seller"), pursuant to a certain Asset Purchase Agreement dated as of March 1, 1995, between Buyer and Seller (the "Agreement").

        Pursuant to the Agreement, Buyer purchased certain of the assets, property and business of Seller (the "Purchased Assets"), and Buyer agreed to assume certain liabilities of Seller in connection with its acquisition of the Purchased Assets. Capitalized terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Agreement.

        1.      Assumption of Liabilities.
                -------------------------
                (a) As part of the consideration for the sale of the Purchased Assets by Seller to Buyer, Buyer hereby assumes and agrees to pay, perform and discharge, and shall have a continuing obligation to discharge, when and as they become due, all liabilities and obligations of Seller described in the Agreement and Disclosure Schedule as being Assumed Liabilities.

                (b) Notwithstanding the foregoing, Buyer shall not be obligated to pay, perform or discharge any obligation except to the extent that such obligation or liability constitutes a valid and legally enforceable claim against Seller with respect to the Assumed Liabilities and nothing herein shall prevent Buyer from contesting in good faith any such obligation or liability.

                (c) Notwithstanding anything to the contrary set forth above, Buyer does not assume and will not assume or be deemed to have assumed any debts, liabilities, obligations, contracts, loans, commitments or undertakings of Seller with respect to the Purchased Assets, whether fixed, unliquidated, contingent or otherwise, except as described above. All such non-assumed debts, liabilities, obligations, contracts, loans, commitments or undertakings shall be retained by Seller.

        2.      Agreement.  This Assumption Agreement is subject to and has the
                ---------
benefit of the representations, warranties, covenants, indemnities, terms, conditions and other provisions of the Agreement. The provisions contained herein shall not confer any rights upon any person not a party to the Agreement.

    WITNESS the due executed hereof as instrument under seal as of the day and the year first above written.

                                PARAMETRIC TECHNOLOGY CORPORATION

                                By:
                                   ----------------------
                                Name:
                                Title:

                                EVANS & SUTHERLAND COMPUTER CORPORATION

                                By:
                                   ----------------------
                                Name:
                                Title:

                                                                       EXHIBIT E
                                                                       ---------


                                 BILL OF SALE

        THIS BILL OF SALE is made, executed and delivered as of the ___th day of ________________, 1995, by Evans & Sutherland Computer Corporation, a Utah corporation ("Seller"), to Farametric Technology Corporation ("Buyer"), a Massachusetts corporation.


                                  WITNESSETH:

        WHEREAS, the Buyer has acquired the entire right, title and interest in and to the Purchased Assets pursuant to an Asset Purchase Agreement by and between the Seller and the Buyer as of March 1, 1995 (the "Purchase Agreement"); and

        WHEREAS, pursuant to the Purchase Agreement the Seller has agreed to execute such additional instruments as may be necessary or desirable to confirm said acquisition of the Purchased Assets by the Buyer.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

        Capitalized terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

        Seller does hereby sell, transfer and assign unto the Buyer, its successors and assigns forever, all of its right, title and interest in and to the Purchased Assets.

        Seller, for itself and its successors and assigns, covenants and agrees that in the event any of the Purchased Assets cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not at the date of delivery of this Bill of Sale been given or obtained, the beneficial interest in and to the same shall in any event pass hereby to the Buyer and Seller, for itself and its successors and assigns, consents and agrees to: (a) hold the Purchased Assets in trust for the benefit of Buyer, its successors and assigns, (b) use its best efforts to obtain and secure a valid transfer of the Purchased Assets, and (c) use its best efforts to make or complete such transfer as soon as reasonably possible.

        Seller, for itself and its successors and assigns, further covenants and agrees without further expense to the Buyer that it will, from time to time at the request of the Buyer, execute, acknowledge, seal and deliver all such other instruments and documents, pay all legal and other fees, and do all such other things necessary to effectuate the transfer and assignment of the Purchased Assets to the Buyer.

        This Bill of Sale and the covenants and agreements contained herein shall be binding upon Seller, its successors and assigns and shall inure to the benefit of the Buyer, its successors and assigns. The covenants, representations and warranties of Seller set forth in the Purchase

Agreement will be incorporated in and survive the execution and delivery of this Bill of Sale and are subject to the limitations and restrictions set forth in the Purchase Agreement.

    IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered under seal by a duly authorized officer as of the date first above written.

                EVANS & SUTHERLAND COMPUTER CORPORATION

                By:
                   ----------------------------

                Title:
                      -------------------------